As filed with the Securities and Exchange Commission on May 26, 2010
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ev3 Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	32-0138874 (I.R.S. Employer Identification Number)
3033 Campus Drive
Plymouth, Minnesota 55441
(763) 398-7000
(Address of Registrant’s Principal Executive Office) (Zip Code)

ev3 Inc. Third Amended and Restated 2005 Incentive Plan
(Full Title of the Plan)

Kevin M. Klemz
Senior Vice President, Secretary and Chief Legal Officer
ev3 Inc.
3033 Campus Drive
Plymouth, Minnesota 55441
(763) 398-7000
(Name and Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies requested to:
Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402-1509
(612) 607-7287
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each
Class of Securities	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
to be Registered	Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Registration Fee
Common Stock, par value $0.01 per share	6,500,000 shares	$17.695	$115,017,500.00	$8,201.00

(1)	The number of shares of common stock, par value $0.01 per share (“Common Stock”), stated above represents an increase in the total number of shares available for issuance under the ev3 Inc. Third Amended and Restated 2005 Incentive Plan (the “Plan”). 11,257,261 shares have been previously registered under Registration Statements on Form S-8 (File No. 333-125990, File No. 333-136907, File No. 333-146282 and File No. 333-146515). In addition, the maximum number of shares of Common Stock that may be issued under the Plan is subject to adjustment in accordance with certain provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), to the extent additional shares of Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act and calculated based on the average of the high and low sales prices of the Common Stock, as reported on the NASDAQ Global Select Market on May 25, 2010.

STATEMENT UNDER GENERAL INSTRUCTION E—
REGISTRATION OF ADDITIONAL SECURITIES
     The registrant, ev3 Inc. (“ev3” or “Registrant”), previously filed Registration Statements on Form S-8 (SEC File No. 333-125990, File No. 333-136907, File No. 333-146282 and File No. 333-146515) with the Securities and Exchange Commission (the “Commission”) in connection with the registration of 2,000,000, 4,000,000, 2,000,000 and 3,257,261 shares, respectively, of ev3’s common stock to be issued under the ev3 Inc. Third Amended and Restated 2005 Incentive Plan and prior versions of such plan prior to subsequent amendments (the “Plan”).
     Pursuant to General Instruction E of Form S-8, this Registration Statement is filed by ev3 solely to register an additional 6,500,000 shares of ev3’s common stock available for issuance under the Plan. This increase was approved by ev3’s board of directors and stockholders. Pursuant to Instruction E, the contents of ev3’s previously filed Registration Statements on Form S-8 (SEC File No. 333-125990, File No. 333-136907, File No. 333-146282 and File No. 333-146515), including without limitation periodic reports that ev3 filed, or will file, after this Registration Statement to maintain current information about ev3, are hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, with the exception of Items 3 and 8 of Part II of such prior Registration Statements, each of which is amended and restated in its entirety herein.
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
     The following documents previously filed by ev3 with the Commission are incorporated by reference into this Registration Statement:
(a)	ev3’s annual report on Form 10-K for the year ended December 31, 2009 (including information specifically incorporated by reference into ev3’s annual report on Form 10-K from ev3’s definitive proxy statement for its 2010 annual meeting of stockholders);
(b)	ev3’s quarterly report on Form 10-Q for the fiscal quarter ended April 4, 2010;
(c)	ev3’s current report on Form 8-K filed on May 26, 2010; and
(d)	The description of ev3’s common stock contained in ev3’s Registration Statement on Form 8-A (File No. 000-51348) filed with the Commission on June 8, 2005 under Section 12(g) of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed with the Commission by ev3 (other than portions of such documents which are furnished and not filed) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the time of filing of such documents.
     Any statement contained in the documents incorporated or deemed to be incorporated by reference into this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference into this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits
     The following exhibits are filed with or incorporated by reference into this Registration Statement:

Exhibit No.	Description
4.1	Form of Stock Certificate (incorporated by reference to Exhibit 4.1 to ev3 Inc.’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-123851))

4.2	Amended and Restated Certificate of Incorporation of ev3 Inc. (incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-123851))

4.3	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc. (incorporated by reference to Exhibit 99.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2005 (File No. 000-51348))

4.4	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc. (incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007 (File No. 000-51348))

4.5	Third Amended and Restated Bylaws of ev3 Inc. (incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2008 (File No. 000-51348))

4.6	Holders Agreement, dated as of August 29, 2003, among the institutional investors listed on Schedule I thereto, the individuals whose names and addresses appear from time to time on Schedule II thereto, the individuals whose names and addresses appear from time to time on Schedule III thereto and ev3 LLC (incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851))

4.7	Operating Agreement of ev3 LLC, dated as of August 29, 2003, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto (incorporated by reference to Exhibit 4.3 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851))

Exhibit No.	Description
4.8	Amendment No. 1 to Operating Agreement of ev3 LLC, dated as of March 1, 2005, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto (incorporated by reference to Exhibit 4.4 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851))

4.9	Registration Rights Agreement, dated as of June 21, 2005, by and among ev3 Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other investors party thereto (incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 000-51348))

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP*

10.1	ev3 Inc. Third Amended and Restated Incentive Plan (incorporated by reference to Exhibit 10.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2010 (File No. 000-51348))

23.1	Consent of Independent Registered Public Accounting Firm*

23.2	Consent of Oppenheimer Wolff & Donnelly LLP (included as part of Exhibit 5.1)

24.1	Power of Attorney (included on the signature page to this Registration Statement)

*	Filed herewith

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plymouth, State of Minnesota, on May 26, 2010.

ev3 Inc.
By:	/s/ Robert J. Palmisano
Robert J. Palmisano
President and Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below hereby authorizes and appoints Robert J. Palmisano, Shawn McCormick and Kevin M. Klemz, or any of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, their, or his or her, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Palmisano Robert J. Palmisano	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2010

/s/ Shawn McCormick Shawn McCormick	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 26, 2010

/s/ John K. Bakewell	Director	May 26, 2010
John K. Bakewell

/s/ Jeffrey B. Child	Director	May 26, 2010
Jeffrey B. Child

/s/ Richard B. Emmitt	Director	May 26, 2010
Richard B. Emmitt

/s/ Douglas W. Kohrs	Director	May 26, 2010
Douglas W. Kohrs

Signature	Title	Date

/s/ Daniel J. Levangie	Director	May 26, 2010
Daniel J. Levangie

/s/ John L. Miclot	Director	May 26, 2010
John L. Miclot

/s/ Thomas E. Timbie	Director	May 26, 2010
Thomas E. Timbie

/s/ Elizabeth H. Weatherman	Director	May 26, 2010
Elizabeth H. Weatherman

ev3 Inc.
REGISTRATION STATEMENT ON FORM S-8
EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
4.1	Form of Stock Certificate	Incorporated by reference to Exhibit 4.1 to ev3 Inc.’s Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-123851)

4.2	Amended and Restated Certificate of Incorporation of ev3 Inc.	Incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Amendment No. 5 to Registration Statement on Form S-1 (File No. 333-123851)

4.3	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc.	Incorporated by reference to Exhibit 99.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2005 (File No. 000-51348)

4.4	Amendment to Amended and Restated Certificate of Incorporation of ev3 Inc.	Incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 23, 2007 (File No. 000-51348)

4.5	Third Amended and Restated Bylaws of ev3 Inc.	Incorporated by reference to Exhibit 3.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 3, 2008 (File No. 000-51348)

4.6	Holders Agreement, dated as of August 29, 2003, among the institutional investors listed on Schedule I thereto, the individuals whose names and addresses appear from time to time on Schedule II thereto, the individuals whose names and addresses appear from time to time on Schedule III thereto and ev3 LLC	Incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851)

4.7	Operating Agreement of ev3 LLC, dated as of August 29, 2003, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto	Incorporated by reference to Exhibit 4.3 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851)

Exhibit No.	Description	Method of Filing
4.8	Amendment No. 1 to Operating Agreement of ev3 LLC, dated as of March 1, 2005, by and among ev3 LLC, Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other persons party thereto	Incorporated by reference to Exhibit 4.4 to ev3 Inc.’s Registration Statement on Form S-1 (File No. 333-123851)

4.9	Registration Rights Agreement, dated as of June 21, 2005, by and among ev3 Inc., Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners III, C.V., Vertical Fund I, L.P., Vertical Fund II, L.P. and certain other investors party thereto	Incorporated by reference to Exhibit 4.2 to ev3 Inc.’s Quarterly Report on Form 10-Q for the quarter ended July 3, 2005 (File No. 000-51348)

5.1	Opinion of Oppenheimer Wolff & Donnelly LLP	Filed herewith

10.1	ev3 Inc. Third Amended and Restated Incentive Plan	Incorporated by reference to Exhibit 10.1 to ev3 Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 26, 2010 (File No. 000-51348)

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith

23.2	Consent of Oppenheimer Wolff & Donnelly LLP	Included as part of Exhibit 5.1

24.1	Power of Attorney	Included on the signature page to this Registration Statement